UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 13, 2016

Equity One, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)
410 Park Avenue, Suite 1220
New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

(212) 796-1760
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 13, 2016, Equity One, Inc., a Maryland corporation (the "Company"), held its 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting"). The final results for each of the matters submitted to a vote of stockholders at the 2016 Annual Meeting are as follows:

Proposal 1. Election of directors, each to hold office until the Company’s 2017 annual meeting of stockholders and until his or her successor has been duly elected and qualifies.

Name	For	Withheld	Broker Non-Votes
Joseph Azrack	120,608,851	657,803	9,714,476
Cynthia Cohen	120,095,125	1,171,529	9,714,476
Neil Flanzraich	120,081,981	1,184,673	9,714,476
Jordan Heller	112,027,597	9,239,057	9,714,476
Chaim Katzman	108,277,262	12,989,392	9,714,476
Peter Linneman	104,332,302	16,934,352	9,714,476
David Lukes	120,409,474	857,180	9,714,476
Galia Maor	120,096,185	1,170,469	9,714,476
Dori Segal	83,630,919	37,635,735	9,714,476

Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2016 fiscal year.

For	Against	Abstained	Broker Non-Votes
130,217,452	741,225	22,453	—

Proposal 3. Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstained	Broker Non-Votes
115,909,054	5,184,588	173,012	9,714,476
Proposal 4. Approval of the material terms of the performance goals under the Company's Amended and Restated 2000 Executive Incentive Compensation Plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m).

For	Against	Abstained	Broker Non-Votes
118,869,986	2,229,170	167,498	9,714,476

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: May 13, 2016	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President, General Counsel and Secretary